UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AND

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 3, 2012, L-3 Communications Corporation (“L-3 Communications”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (“Holdings”), the guarantors party thereto, certain lenders and Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and a letter of credit issuer, entered into an amendment and restatement (the “Amended and Restated Credit Agreement”), of its existing Revolving Credit Agreement dated as of October 23, 2009 (as amended, supplemented or otherwise modified prior to February 3, 2012) (the “Prior Credit Agreement”).

The Amended and Restated Credit Agreement provides for total aggregate borrowings of $1,000,000,000 under a revolving credit facility, including swing line loans made available by the swing line lender and L/C credit advances. The loans under the Amended and Restated Credit Agreement are due and payable on February 3, 2017 and may be (1) base rate loans, which shall bear interest at a rate equal to the sum of the Applicable Rate, as defined in the Amended and Restated Credit Agreement, and the Base Rate, as defined in the Amended and Restated Credit Agreement consistent with the Prior Credit Agreement, and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of plus the Applicable Rate plus the Eurodollar Rate, as defined in the Amended and Restated Credit Agreement consistent with the Prior Credit Agreement. The Amended and Restated Credit Agreement reduces the Applicable Rate for base rate loans to a range of 0.25% to 1.00%, and the Applicable Rate for Eurodollar loans to a range of 1.25% to 2.00%, in each case based on L-3 Communications’ non-credit enhanced senior unsecured debt rating. In addition, the Amended and Restated Credit Agreement provides for uncommitted incremental revolving facilities and additional term loan facilities in an aggregate principal amount of up to $500,000,000.

The Amended and Restated Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants that restrict the ability of L-3 Communications and certain of its subsidiaries to create or permit liens on assets, make certain investments and engage in certain mergers or consolidations. However, the restriction on dividends and certain payments with respect to equity interests has been eliminated. The Amended and Restated Credit Agreement contains the same financial covenants as are in the Prior Credit Agreement, namely, L-3 Communications’ consolidated interest coverage ratio must be greater than 3.0 to 1.0, its consolidated leverage ratio must be less than 4.0 to 1.0 and its consolidated senior leverage ratio must be less than 3.5 to 1.0. Extensions of credit under the Amended and Restated Credit Facility are guaranteed by substantially all of L-3 Communications’ wholly-owned material domestic subsidiaries until certain ratings thresholds are reached.

The lenders under the Amended and Restated Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to Holdings and L-3 Communications, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively. In addition, Bank of America is providing financial advisory services to Holdings in connection with the previously announced spin-off of the Engility businesses. The foregoing description is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(D) EXHIBITS.

Exhibit Number	Title

10.1	Amended and Restated Credit Agreement, dated as of February 3, 2012, among L-3 Communications Corporation, the guarantors party thereto, the several lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: February 8, 2012

EXHIBIT INDEX

Exhibit Number	Title

10.1	Amended and Restated Credit Agreement, dated as of February 3, 2012, among L-3 Communications Corporation, the guarantors party thereto, the several lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer.